UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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SIGMA DESIGNS, INC.
(Name of Registrant as Specified in Its Charter)

POTOMAC CAPITAL PARTNERS III, L.P. POTOMAC CAPITAL MANAGEMENT III, L.L.C. POTOMAC CAPITAL PARTNERS L.P. POTOMAC CAPITAL MANAGEMENT, L.L.C. PAUL J. SOLIT ERIC SINGER MARK J. BONNEY MARK F. FITZGERALD
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Potomac Capital Management, L.L.C., together with the other Participants named herein (collectively, the “Potomac”), filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on June 20, 2012 in connection with the solicitation of proxies for the election of a slate of director nominees at the 2012 annual meeting of shareholders (the “Annual Meeting”) of Sigma Designs, Inc. (the “Company”).  In its definitive proxy statement and certain of its definitive additional proxy solicitation materials filed on Schedule 14A, Potomac disclosed that it was in discussions with the Board to reach a mutually agreeable resolution regarding Board representation that would serve the best interests of all shareholders. Specifically, Potomac proposed in settlement discussions that the Board be reconstituted with an equal number of incumbent directors and new directors designated by Potomac, with an additional director to be appointed, to be mutually agreed upon by Potomac and the remaining incumbent directors.

On August 2, 2012, Potomac entered into a settlement agreement (the “Settlement Agreement”) with the Company in connection with, among other things, the election of directors to the Company’s Board of Directors (the “Board”) at the Annual Meeting, which is scheduled to be held on Tuesday, August 7, 2012.

Pursuant to the Settlement Agreement, Potomac and the Company agreed that following the Annual Meeting, the Board shall be composed of five directors as follows: (i) two director candidates nominated by Potomac, Eric B. Singer and Mark J. Bonney (the “Potomac Nominees”), (ii) two director candidates nominated by the Company, Thinh Q. Tran and Lung C. Tsai (the “Company Nominees”), and (iii) Maury Austin, whose selection was the result of a collaborative process conducted by the Board and Potomac to identify a qualified, mutually agreeable, fifth director.

In order to effectuate the election of the Potomac Nominees and the Company Nominees at the Annual Meeting, Potomac agreed with respect to the election of directors at the Annual Meeting to cumulatively vote all shares of Company Common Stock represented by properly executed GOLD proxy cards only in favor of the election of the Potomac Nominees (unless any such properly executed GOLD proxy cards instruct otherwise so as to withhold authority to cumulate votes in such manner or any such properly executed GOLD proxies are marked “WITHHOLD” with respect to the election of one or more of the Potomac Nominees, in which case the shares represented by such proxies shall not be cumulated with respect to the director candidate(s) so indicated, but only to the extent so indicated) and the Company agreed with respect to the election of directors at the Annual Meeting to cumulatively vote all shares of Company Common Stock represented by properly executed WHITE proxy cards only in favor of the election of the Company Nominees (unless any such properly executed WHITE proxy cards instruct otherwise so as to withhold authority to cumulate votes in such manner or any such properly executed WHITE proxies are marked “WITHHOLD” with respect to the election of one or more of the Company Nominees, in which case the shares represented by such proxies shall not be cumulated with respect to the director candidate(s) so indicated, but only to the extent so indicated).  If for any reason the voting at the Annual Meeting does not result in the election of the Potomac Nominees and the Company Nominees, Potomac and the Company agreed to, in good faith and as promptly as practicable, take any actions that may be required in order to reconstitute the Board to five members in a manner consistent with the composition of the Board as set forth in the Settlement Agreement.

The Board also agreed to expand the Board from four to five directors, effective as of immediately following the Annual Meeting.  Each of Potomac and the Company agreed to take such other actions as are within its power to cause the newly-elected Board to appoint Maury Austin to the Board immediately following the Annual Meeting to fill the vacancy created by the increase in the authorized number of directors from four to five directors.  The Board and the Corporate Governance and Nominating Committee of the Board have reviewed the qualifications and background of Mr. Austin and determined that his appointment to serve as a director of Sigma is in the best interest of Sigma and its shareholders.

In addition, Potomac agreed to vote all shares of Company Common Stock represented by properly executed GOLD proxy cards and all shares of Company Common Stock beneficially owned by Potomac in favor of (i) the ratification of the Company’s independent registered public accounting firm and (ii) the advisory vote on the executive compensation of the Company’s named executive officers, which is consistent with the recommendation of Institutional Shareholder Services Inc. on such proposals, unless any such properly executed GOLD proxy cards instruct otherwise.

Potomac and the Company also agreed pursuant to the Settlement Agreement that if the preliminary voting results at the Annual Meeting indicate that the Potomac Nominees and the Company Nominees have been elected to the Board, then Potomac and the Company agree to waive any right to challenge or review the voting results tabulated by the Independent Inspector of Elections and will consent to the certification of the voting results electing the Potomac Nominees and the Company Nominees as of the date of the Annual Meeting.

Pursuant to the Settlement Agreement, the Company further agreed that as promptly as practicable following the conclusion of the Annual Meeting, the Company shall take all necessary action in furtherance of reconstituting the committees of the Board as set forth in the Settlement Agreement.

In addition, the Company agreed that the size of the Board shall not be increased to more than five directors prior to the conclusion of the 2013 annual meeting of shareholders (the “2013 Annual Meeting”) without the approval of the Board, including the unanimous approval of the Potomac Nominees and that prior to the 2013 Annual Meeting, if either or both of the Potomac Nominees is unable to serve as a director, resigns as a director or is removed as a director, and at such time Potomac beneficially owns in the aggregate at least the lesser of 5.0% of the Company’s then outstanding Common Stock and 1,645,224 Shares, Potomac shall have the ability to recommend a substitute person(s), who will qualify as “independent” pursuant to the listing standards of NASDAQ Stock Market, to fill the resulting vacancy or vacancies, subject to the approval of the Corporate Governance and Nominating Committee.

Potomac agreed to certain “standstill provisions” under the Settlement Agreement for a period beginning as of the date of the Settlement Agreement and until the earlier of (i) ten (10) business days prior to the deadline for the submission of shareholder nominations for the 2013 Annual Meeting and (ii) one-hundred (100) days prior to the first anniversary of the Annual Meeting.

A copy of the Settlement Agreement is attached hereto as Exhibit 1. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

ANY SHAREHOLDER THAT HAS ALREADY VOTED THEIR SHARES IN CONNECTION WITH THE ANNUAL MEETING AND THAT WOULD LIKE TO CHANGE HIS, HER OR ITS VOTE AFTER REVIEWING THE SETTLEMENT AGREEMENT MAY DO SO BY SIGNING, DATING AND RETURNING A LATER DATED PROXY.  ADDITIONALLY, ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

If you have any questions about the Settlement Agreement and what it means for the voting of your shares of Company Common Stock at the Annual Meeting or require any assistance with your vote, please contact Okapi Partners LLC at (212) 297-0720 or (877) 566-1922 or email at info@okapipartners.com.